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                                  SCHEDULE 14A

                     Information Required in Proxy Statement


                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    VIB Corp
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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                            [ON VIB CORP LETTERHEAD]


Dear Shareholder:

        At the Annual Meeting of Shareholders held on April 25, 2001, the four nominees for reelection were elected to the Board of Directors and the proposal to readopt Article VII of the Company's Articles of Incorporation, providing that shareholders of the Company will receive fair and equitable treatment in the event of certain business combinations, were approved by an overwhelming majority. Unfortunately, a significant number of shareholders did not vote with respect to the remaining two proposals and, so as to provide adequate opportunity for all shareholders' votes to be counted, the Annual Meeting was recessed and will be reconvened on June 7, 2001, at 2:00 p.m., at Valley Independent Bank's main office, 1448 Main Street, El Centro, California 92243.

        Enclosed is a new Proxy for you to complete in connection with the recessed Annual Meeting. We strongly encourage you to vote "FOR" the second and fourth proposals, readopting Article V(b) of the Company's Articles of Incorporation, providing supermajority voting protection to change the range of directors, and readopting Article VIII(h) of the Company's Articles of Incorporation, providing for supermajority voting protection with respect to the establishment of the classified Board of Directors and the elimination of cumulative voting.

        Both of these proposals, which have been adopted by significant majorities on two previous occasions, are explained in detail in the Proxy Statement previously distributed to you. If you need an additional copy of the Proxy Statement, please contact Ms. Charlotte Studer, Corporate Secretary, (760) 337-3206.

        PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE. EVERY VOTE COUNTS!

                                           Sincerely,



                                           Dennis L. Kern
                                           President and Chief Executive Officer